__________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 21, 2014

NATIONSTAR MORTGAGE HOLDINGS INC. (Exact name of registrant as specified in its charter)
Delaware	001-35449	45-2156869
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
350 Highland Drive
Lewisville, Texas 75067
(Address of principal executive offices)

(469) 549-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
    240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Nationstar Mortgage Holdings Inc. (“Nationstar”) was held on May 21, 2014. Results with respect to proposals submitted at the meeting were as follows:

Proposal 1: Election of directors

Stockholders elected two directors to serve terms expiring at Nationstar’s annual meeting of stockholders to be held in 2017.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert H. Gidel	80,346,821	199,392	6,998,788
Brett Hawkins	80,348,131	198,082	6,998,788

Proposal 2: Ratification of appointment of independent registered public accounting firm

Stockholders ratified the selection of Ernst & Young LLP as Nationstar’s independent registered public accounting firm for the year ending December 31, 2014.

Votes For	Votes Against	Abstentions
87,325,094	5,167	214,740

Proposal 3: An advisory vote on executive compensation (the “say-on-pay vote”)

Stockholders approved the compensation of Nationstar’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
78,422,824	1,905,977	217,412	6,998,788

Proposal 4: An advisory vote on whether the say-on-pay vote should be held every one, two or three years

The advisory vote on the frequency of future say-on-pay votes resulted in “3Years” receiving the largest number of stockholder votes as indicated by the voting totals below. Based on these results, the Board of Directors of Nationstar has determined that Nationstar will hold a say-on-pay vote every three years.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes

2,656,104	120,555	77,553,039	216,515	6,998,788

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nationstar Mortgage Holdings Inc.

Date: May 22, 2014	By:	By:	/s/ Robert D. Stiles
Robert D. Stiles Executive Vice President and Chief Financial Officer